EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 3, 2009, with respect to the consolidated financial statements of Animal Health International, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2009, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Dallas, Texas
December 15, 2009